UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

June 29, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 29, 2010, Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) with Xueyi Dong (the “Seller”), a natural person with Chinese citizenship.

The Transfer Agreement provides for the sale to Xi’an TCH of a set of 12,000 KW biomass power generation systems from the Seller.  As consideration for the biomass power generation system, Xi’an TCH will pay to the Seller RMB 100,000, 000 (approximately $14,705,882), among which RMB 20,000,000 in cash and RMB 80,000,000 with equivalent shares of the Company’s common stock. The stock price will be the same price as the Company’s public offering price in the first public offering which occurs in 2010 or 2011 but in no circumstance less than $4 per share.  The exchange rate between U.S. Dollar and Chinese RMB in connection with the stock issuance is 1:6.8.   These shares have piggy back registration rights and are subject to a one year lock-up period.

The Seller and Xi’an TCH have made customary representations, warranties and covenants in the Transfer Agreement. The description contained herein of the terms of the Transfer Agreement do not purport to be complete and are qualified in their entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On June 29, 2010,  Xi’an TCH also entered into a Biomass Power Generation Project Lease Agreement (the “Lease Agreement”) with PuCheng XinHengYuan Biomass Power Generation Co., Ltd., (“XHY”) a limited liability company in Pucheng, China.  Under the Lease Agreement, Xi’an TCH will lease a set of 12,000 KW biomass power generation systems to XHY at minimum RMB 1,900,000 per month (approximately $279,412) for a term of 15 years.  The leasing fee will increase proportionately with the biomass generated electricity fee in China during the term of the Lease Agreement.  XHY will provide one month leasing fee as security deposit to Xi’an TCH as well as personal guarantees from one of its shareholders.

The description contained herein of the terms of the Lease Agreement do not purport to be complete and are qualified in their entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           The following exhibit is filed with this report.

Exhibit Number	Description
10.1	Biomass Power Generation Asset Transfer Agreement
10.2	Biomass Power Generation Project Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: July 6, 2010	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer